Exhibit 99.1

Evolution Metals & Technologies Corp. Reports First Quarter 2026 Financial Results and Provides Corporate Update

EM&T now positioned as the only U.S.-listed company outside China with proven, commercial-scale production of rare earth permanent magnets, including high-performance grades, building on more than eighteen years of operating history

Subsequent to quarter-end, secured binding purchase orders for thirteen ULVAC sintered rare earth magnet production machines, representing more than a full year of ULVAC’s planned global Western output, expected to scale annual rare earth magnet production capacity to approximately 10,000 metric tons by November 2026, ahead of the January 1, 2027 DFARS deadline restricting Chinese-origin rare earth magnets in U.S. defense systems

Operating against a strongly aligned U.S. industrial policy backdrop, including the Trump administration’s January 2026 Section 232 Proclamation identifying rare earth permanent magnets as “vital to nearly all electronics and vehicles” and the February 2026 launch of the $12 billion Project Vault Strategic Critical Minerals Reserve

MIAMI, FL, May 22, 2026 - Evolution Metals & Technologies Corp. (“EM&T” or the “Company”) (Nasdaq: EMAT), a U.S.-based critical materials and advanced manufacturing company focused on building a secure, vertically integrated supply chain for rare earth permanent magnets, battery materials, and related critical technologies, today reported financial results for the three months ended March 31, 2026 and provided a corporate update on recent operational progress and business developments.

David Wilcox, Executive Chairman of EM&T, stated: “The first quarter of 2026 was a foundational transition for the Company. We successfully completed our transition to being a public company and began trading on Nasdaq, bringing into a single public-company platform more than eighteen years of commercial-scale rare earth permanent magnet production serving global OEM customers. Subsequent to quarter-end, we secured a significant capital injection and immediately executed binding purchase orders for thirteen ULVAC sintered magnet production machines that, in our view, place EM&T on a credible path to deliver high-performance rare earth permanent magnets at the scale required by the U.S. defense industrial base ahead of the January 1, 2027 DFARS deadline. We are further encouraged by the positive policy tailwinds including the Trump administration’s January 2026 Section 232 Proclamation and February 2026 launch of Project Vault which we believe further underscore the strategic importance of building a vertically integrated, recycling-led U.S. critical materials supply chain, covering rare earth permanent magnets and battery materials, outside of China. We expect the pace of execution to accelerate from here.”

Recent Corporate and Business Highlights

●	Continued commercial-scale rare earth magnet production: During the quarter, the Company continued the commercial production and sale of bonded and sintered rare earth permanent magnets through its consolidated operating subsidiaries, building on more than eighteen years of operating history serving global OEM customers across the automotive, consumer electronics, defense, and industrial sectors. The Company’s grade 42SH sintered magnets remain in commercial production, with grade 48SH high-performance sintered magnets in the final stages of customer quality certification. The existing operating platform serves as the operational and technical foundation for the Company’s planned U.S. industrial campus expansion.

●	Advanced commercial and strategic discussions in support of the U.S. industrial campus buildout: Throughout the first quarter, management progressed commercial discussions, supplier relationships, and customer engagements in support of the Company’s planned U.S. industrial campus, designed to scale total annual rare earth permanent magnet production capacity to approximately 55,000 metric tons, including approximately 47,000 metric tons of high-performance sintered magnets. The U.S. industrial campus is also designed to incorporate battery materials production, including precursor cathode active materials, in support of growing North American electric vehicle and energy storage demand. The Company expects to announce additional commercial and strategic milestones in the coming quarters as these workstreams mature.

●	Began Trading on Nasdaq; a strategic foundation for capital formation and commercial scaling: On January 6, 2026, EM&T began trading on Nasdaq Global Market under the ticker “EMAT”. The Company believes the public-company platform established at the start of the quarter provided the foundation, capital markets access, and visibility required to execute on the Company’s strategy of becoming the largest planned producer of rare earth permanent magnets outside of China.

●	$100 million convertible debenture facility with Yorkville Advisors Global: Subsequent to the end of the quarter, on May 7, 2026, the Company entered into a Securities Purchase Agreement with YA II PN, Ltd., a fund managed by Yorkville Advisors Global, LP, providing for the issuance and sale of convertible debentures in an aggregate principal amount of up to $100 million. The Company intends to use the proceeds to accelerate the expansion of its commercial operations, including the intended scaling of annual rare earth magnet production capacity through the integration of the ULVAC equipment described below and the broader buildout of its planned U.S. industrial campus.

●	Binding purchase orders for thirteen ULVAC sintered rare earth magnet production machines: Subsequent to the end of the quarter, on May 13, 2026, the Company entered into binding purchase orders with ULVAC Korea, Ltd., a subsidiary of ULVAC, Inc. - widely regarded as the global standard-setter for sintered NdFeB magnet production technology - for thirteen high-performance sintered rare earth magnet production machines, with scheduled delivery and installation by November 2026. Upon commissioning, the Company expects this expansion to increase its annual rare earth magnet production capacity to approximately 10,000 metric tons, including approximately 6,000 metric tons of high-performance sintered magnets. The Company believes this scale-up will position EM&T to become the largest planned producer of rare earth permanent magnets outside of China and a strategic supplier to U.S. defense, automotive, wind energy, robotics, and advanced manufacturing customers ahead of the January 1, 2027 effective date of DFARS 252.225-7052, the U.S. Department of Defense rule restricting the use of Chinese-origin rare earth magnets in covered defense systems.

●	Supportive U.S. industrial policy environment for domestic rare earth and critical materials producers: During and immediately following the first quarter, the Trump administration took multiple actions that the Company believes underscore the strategic importance of, and capital tailwinds available to, the domestic critical materials supply chain. On January 14, 2026, the President of the United States issued Proclamation 11001 under Section 232 of the Trade Expansion Act of 1962, adjusting imports of processed critical minerals and their derivative products, including rare earth permanent magnets, and directing the Secretary of Commerce and the United States Trade Representative to negotiate agreements addressing national security risks arising from foreign supply concentration. Proclamation 11001 states that “rare earth permanent magnets — a derivative product of processed critical minerals — are used in and vital to nearly all electronics and vehicles.” On February 2, 2026, the Export-Import Bank of the United States, in coordination with the White House, announced Project Vault, the U.S. Strategic Critical Minerals Reserve, supported by a Direct Loan of up to $10 billion from EXIM and approximately $2 billion of private capital. On April 17, 2026, the United States and the Republic of Korea finalized the U.S.-Korea Critical Minerals Framework in Washington, reinforcing the strategic relevance of the Company’s Korean operating platform and planned U.S. industrial campus. The Company believes these actions, alongside the January 1, 2027 effective date of DFARS 252.225-7052, reinforce the strategic positioning of EM&T’s planned U.S. industrial campus and its existing commercial-scale rare earth magnet operations.

Frank Moon, Chief Executive Officer of EM&T, added: “The first quarter was the quarter where we set the table. We finished the merger, resulting in the Company trading on Nasdaq, and consolidated the operating subsidiaries that already have nearly two decades of commercial-scale rare earth magnet production behind them, while in parallel pushing forward the commercial conversations and supplier relationships that allowed us to move so decisively in May with Yorkville and ULVAC. The ULVAC binding purchase order would not have been possible without the decade-plus of relationship-building my engineering team brings to the table, but it also would not have been deliverable on this timeline without the public-company platform and capital base we put in place in the first quarter. With our team of 42 engineers and 11 PhDs, and with more than 30 years of experience making magnets and processing materials, we believe we will be producing at an annual rate of 10,000 tons of magnets before the end of 2026.”

Financial Highlights for the Three Months Ended March 31, 2026

Adjusted Net Loss (Non-GAAP). Adjusted Net Loss was $15.1 million, or $(0.02) per basic and diluted share, for the three months ended March 31, 2026, compared with $2.5 million, or $(0.01) per basic and diluted share, for the three months ended March 31, 2025.1

Net Loss. Net loss for the three months ended March 31, 2026 was $440.3 million, or $(0.72) per basic and diluted share, compared with a net loss of $18.0 million, or $(0.04) per basic and diluted share, for the three months ended March 31, 2025.

Gross Profit. Gross profit for the first quarter of 2026 was $0.4 million, representing a gross margin of approximately 24%, reflecting commercial pricing at the Company’s operating subsidiaries and the limited consolidated reporting period.

Operating Expenses. Selling, general and administrative (“SG&A”) expenses for the three months ended March 31, 2026 were $16.1 million, compared with $2.8 million for the three months ended March 31, 2025. The increase reflects (i) the consolidation of the Company’s operating subsidiaries, (ii) approximately $1.5 million of corporate-level SG&A expenses paid by a related-party entity for the benefit of the Company, and (iii) one-time public-company, transaction, and post-combination integration costs incurred during the Company’s first quarter as a Nasdaq-listed entity.

Operating Loss. Operating loss for the first quarter of 2026 was $15.7 million, compared with an operating loss of $2.8 million for the first quarter of 2025.

Change in Fair Value of Financial Instruments. The Company recognized a non-cash charge of $425.2 million in the three months ended March 31, 2026 related to the change in fair value of the July Investment Agreement Derivative ($234.7 million) and the CPU Share Allocation Obligation ($190.5 million). Both instruments were created prior to the business combination, were remeasured at fair value at the January 5, 2026 closing date based on the Company’s closing share price, and were settled and de-recognized at closing. These charges are non-cash, are not expected to recur in future periods, and do not affect the Company’s ongoing operating results or cash position.

About Evolution Metals & Technologies Corp.

Evolution Metals & Technologies Corp. is a U.S.-based critical materials and advanced manufacturing company listed on Nasdaq (EMAT). EM&T is focused on building a secure, non-China-dependent supply chain for rare earth permanent magnets, battery materials, and related critical technologies, leveraging proven commercial-scale operations, advanced processing technologies, and strategic partnerships. EM&T operates what it believes is the only known vertically stacked critical materials supply chain spanning from end-of-life electronics and batteries, as well as high-grade concentrates, through the manufacture of finished rare earth magnets, including high-performance rare earth magnets, and battery materials. For additional information, please visit https://investors.evolution-metals.com.

[1]	Adjusted Net Loss is a non-GAAP financial measure that excludes the non-cash change in fair value of financial instruments described above. See “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” below.

Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures, including Adjusted Net Loss and Adjusted Net Loss per share (basic and diluted). Adjusted Net Loss is defined as GAAP net loss adjusted to exclude the change in fair value of financial instruments. Adjusted Net Loss per share (basic and diluted) is defined as Adjusted Net Loss divided by weighted average basic and diluted shares outstanding for the applicable period. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”). These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions, and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. As such, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The Company believes that the non-GAAP financial measures presented in this press release provide useful supplemental information to management and investors by isolating the impact of certain non-cash and non-recurring items, including the change in fair value of financial instruments described above.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding EMAT’s plans, objectives, expectations, projections, strategies, anticipated production capacity, expansion plans, machine delivery timelines, equipment commissioning, capital-raising plans, the Company’s ability to continue as a going concern, the use of proceeds from the Yorkville convertible debenture facility, the timing and outcomes of commercial and strategic discussions, the impact of U.S. industrial policy actions on the Company, the Company’s competitive positioning, and commercial operations. All statements, other than statements of historical facts, included herein and public statements by our officers or representatives, that address activities, events or developments that our management expects or anticipates will or may occur in the future, are forward-looking statements, including but not limited to statements regarding future business strategy, production capacity, plans and goals, competitive strengths, and expansion and growth of our business. These forward-looking statements, along with terms such as “anticipate,” “expect,” “intend,” “may,” “will,” “should,” “believes,” “positioned,” and other comparable terms, involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. Those risks include risks related to changes in our operations; uncertainties concerning estimates and projections; industry-related risks; the commercial success of, and risks related to, our development activities; uncertainties and risks related to our reliance on contractors, equipment suppliers, and consultants; risks related to machine delivery schedules, commissioning timelines, and production ramp-up; risks relating to the Company’s liquidity and its ability to raise additional capital on acceptable terms or at all; risks related to the conversion mechanics, registration requirements, and other terms of the Yorkville convertible debenture facility; and risks that future U.S. industrial policy actions or changes thereto may not benefit the Company in the manner currently expected. Although the Company has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated, or intended. While these forward-looking statements were based on assumptions that the Company believes are reasonable when made, you are cautioned that forward-looking statements are not guarantees of future performance and that actual results, performance, or achievements may differ materially from those made in or suggested by the forward-looking statements contained in this press release. In addition, even if our results, performance, or achievements are consistent with the forward-looking statements contained in this press release, those results, performance, or achievements may not be indicative of results, performance, or achievements in later periods. Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statements made in this press release speak only as of the date of those statements, and we undertake no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments unless required by law. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied, including risks related to execution, financing, regulatory approvals, equipment delivery, and market conditions. Additional information concerning these and other factors that may impact EMAT’s expectations and projections can be found in filings it makes with the SEC, including the Annual Report on Form 10-K of EMAT filed with the SEC on February 20, 2026 and the Quarterly Report on Form 10-Q for the three months ended March 31, 2026 to be filed with the SEC, in each case including the disclosures under “Risk Factors” therein, and other documents filed or to be filed with the SEC by EMAT. SEC filings are available on the SEC’s website at www.sec.gov.

Investor Relations Contacts

Judith McGarry
Evolution Metals & Technologies Corp.
investor.relations@evolution-metals.com

Arx Investor Relations
North American Equities Desk
EMAT@arxhq.com

EVOLUTION METALS & TECHNOLOGIES CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

(U.S. dollars in thousands, except share and per share data)

	March 31,	December 31,
	2026	2025
	(unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$5,389	$11,685
Accounts receivable	2,270	—
Non-trade accounts receivable	1,202	1,493
Non-trade accounts receivable — related parties	182	—
Inventories	1,564	—
Prepaid expenses and other current assets	660	48
Total current assets	11,267	13,226
Property, plant and equipment, net	7,443	—
Intangible assets, net	6,350	—
Deferred transaction costs	—	9,265
Goodwill	60,061	—
Other noncurrent assets	497	—
TOTAL ASSETS	$85,618	$22,491

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$8,954	$4,651
Accounts payable — related parties	42	—
Non-trade accounts payable	47,951	—
Non-trade accounts payable — related parties	218	—
Short-term debt	3,546	484
Short-term debt — related parties	1,230	—
Current portion of long-term debt	1,593	—
Convertible promissory notes	2,296	—
July investment agreement derivative	—	379,205
CPU Share Allocation Obligation	—	292,680
Accrued expenses and other current liabilities	27,263	339
Total current liabilities	93,093	677,359
Long-term debt	2,609	—
Long-term debt — related parties	15	—
Other noncurrent liabilities	725	—
Total liabilities	96,442	677,359

Stockholders’ Deficit:
Common stock, $0.0001 par value*	$59	$45
Equity-classified CPU share allocation	186,766	—
Additional paid-in capital	908,599	(2,374)
Convertible preferred units (Note 13 - Equity)	—	26,262
Accumulated deficit	(1,119,121)	(678,807)
Accumulated other comprehensive (loss) income	(1,062)	6
Total stockholders’ deficit	(24,759)	(654,868)
Noncontrolling interest	13,935	—
Total deficit	(10,824)	(654,868)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$85,618	$22,491

*	Par value of common stock, additional paid-in capital and share data have been retroactively restated to give effect to the reverse recapitalization that is discussed in Note 3 to the condensed consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2026.

EVOLUTION METALS & TECHNOLOGIES CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(U.S. dollars in thousands, except share and per share data)

	For the Three Months Ended March 31,
	2026	2025
	(unaudited)	(unaudited)

Revenues	$1,879	$—
Cost of sales	(1,434)	—
Gross profit	445	—

Operating expenses:
Selling, general and administrative	(16,100)	(2,802)
Operating loss	(15,655)	(2,802)

Other income (expense):
Interest (expense) income, net	(705)	493
Other income (expense), net	1,296	250
Provision for credit losses	—	(470)
Change in fair value of financial instruments	(425,227)	(15,467)
Loss on foreign currency	(23)	—
Loss before income taxes	(440,314)	(17,996)
Income tax expense	—	—
Net loss	$(440,314)	$(17,996)

Net loss per share attributable to common stockholders:
Basic and diluted	$(0.72)	$(0.04)

Weighted average shares of common stock outstanding:
Basic and diluted	611,903,892	454,712,290

EVOLUTION METALS & TECHNOLOGIES CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(U.S. dollars in thousands)

	For the Three Months Ended March 31,
	2026	2025
	(unaudited)	(unaudited)

Cash flows from operating activities:
Net loss	$(440,314)	$(17,996)
Non-cash adjustments	426,745	16,290
Changes in operating assets and liabilities	8,000	(357)
Net cash used in operating activities	(5,569)	(2,063)

Cash flows from investing activities:
Net cash acquired in Business Combination	$1,379	$—
Acquisitions of property, plant and equipment	(24)	—
Issuance of notes receivable (including related party)	—	(474)
Payment for acquisition of business	(350)	—
Other investing activities, net	—	—
Net cash provided by (used in) investing activities	1,005	(474)

Cash flows from financing activities:
Proceeds from issuance of convertible preferred units	$—	$5,550
Proceeds from short-term debt, net of repayments	400	—
Payments to effectuate reverse recapitalization	(1,537)	—
Advances to related party	(475)	(1,680)
Other financing activities, net	(128)	(215)
Net cash (used in) provided by financing activities	(1,741)	3,655

Effect of exchange rate changes on cash	8	—
Net (decrease) increase in cash	(6,296)	1,118
Cash, beginning of period	11,685	2,615
Cash, end of period	$5,389	$3,733

EVOLUTION METALS & TECHNOLOGIES CORP.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(U.S. dollars in thousands, except per share data; unaudited)

	For the Three Months Ended March 31,
	2026	2025
	(unaudited)	(unaudited)

Net loss (GAAP)	$(440,314)	$(17,996)
Add: Change in fair value of financial instruments	425,227	15,467
Adjusted net loss (non-GAAP)	$(15,087)	$(2,529)

Net loss per share, basic and diluted (GAAP)	$(0.72)	$(0.04)
Add: Change in fair value of financial instruments per share	0.69	0.03
Adjusted net loss per share, basic and diluted (non-GAAP)	$(0.02)*	$(0.01)

Weighted average shares, basic and diluted	611,903,892	454,712,290

*	Differences in per-share reconciliation due to rounding.